UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2013

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 1-31507

94-3283464

(I.R.S. Employer Identification No.)

Waterway Plaza Two, 10001 Woodloch Forest Drive, Suite 400, The Woodlands, TX, 77380

(Address of principal executive offices) (Zip code)

(832) 442-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 14, 2013.

Our stockholders reelected Edward E. “Ned” Guillet as a Class III director by the votes indicated below:

Total Votes For:	113,067,752
Total Votes Against:	3,396,977
Total Votes Abstained:	27,233
Total Broker Non-Votes:	2,505,290

Our stockholders reelected Ronald J. Mittelstaedt as a Class III director by the votes indicated below:

Total Votes For:	109,943,318
Total Votes Against:	6,531,453
Total Votes Abstained:	17,191
Total Broker Non-Votes:	2,505,290

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2013 by the votes indicated below:

Total Votes For:	118,369,626
Total Votes Against:	585,763
Total Votes Abstained:	41,863
Total Broker Non-Votes:	0

Our stockholders approved on a non-binding, advisory basis the compensation of our named executive officers as disclosed in our proxy statement (“say on pay”) by the votes indicated below:

Total Votes For:	114,451,341
Total Votes Against:	1,926,883
Total Votes Abstained:	113,738
Total Broker Non-Votes:	2,505,290

Our stockholders approved the proposal to amend and restate our Amended and Restated Certificate of Incorporation to remove supermajority voting requirements by the votes indicated below:

Total Votes For:	115,109,923
Total Votes Against:	1,315,725
Total Votes Abstained:	66,314
Total Broker Non-Votes:	2,505,290

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

	BY:	/s/ Worthing F. Jackman
Date: June 18, 2013		Worthing F. Jackman,
Executive Vice President and Chief Financial Officer